UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UAP Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	11-3708834
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

7251 W. 4th Street, Greeley, Colorado	80634
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-114278

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, $0.001 par value per share (the “Common Stock”) of UAP Holding Corp. (the “Registrant”).

For a description of the Common Stock, reference is made to the information set forth under the heading “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-114278) initially filed with the Securities and Exchange Commission on April 7, 2004, as subsequently amended by any amendments to such Registration Statement and by any form of Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.5 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 dated November 18, 2004 (File No. 333-114278)).

2. Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.7 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 dated November 18, 2004 (File No. 333-114278)).

3. Form of Certificate for Common Stock of the Registrant (incorporated by reference to Exhibit 4.10 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 dated November 18, 2004 (File No. 333-114278)).

4. Form of Management Incentive Agreement among the Registrant and the holders that are party thereto (incorporated by reference to Exhibit 10.20 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 dated November 18, 2004 (File No. 333-114278)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UAP Holding Corp.
(Registrant)

Date: November 19, 2004	By	/s/ L. Kenny Cordell
L. Kenny Cordell
President and Chief Executive Officer (Prinicipal Executive Officer)